AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON JANUARY 16, 1998

       ====================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                   ---------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                   ---------------

                             GENERAL BEARING CORPORATION
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                           13-2796245
          (State or other jurisdiction of            (I.R.S. Employer
          incorporation or organization)          Identification Number)

                                    44 HIGH STREET
                             WEST NYACK, NEW YORK  10994
                           (ADDRESS, INCLUDING ZIP CODE OF
                      REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             GENERAL BEARING CORPORATION
                        1996 STOCK OPTION AND PERFORMANCE PLAN
                               (FULL TITLE OF THE PLAN)

                                 JOHN E. STEIN, ESQ.
                                   GENERAL COUNSEL
                             GENERAL BEARING CORPORATION
                                    44 HIGH STREET
                             WEST NYACK, NEW YORK  10994
                                    (914) 358-6000
                 (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                  NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   ---------------


                           CALCULATION OF REGISTRATION FEE
      ======================================================================
                                    PROPOSED     PROPOSED
         TITLE OF                   MAXIMUM      MAXIMUM
       SECURITIES       AMOUNT      OFFERING     AGGREGATE     AMOUNT OF
          TO BE         TO BE       PRICE        OFFERING     REGISTRATION
       REGISTERED     REGISTERED    PER SHARE    PRICE           FEE(1)
      ----------------------------------------------------------------------
      Common stock,
      par value        500,000
      $.01  . . . .    shares       $15.4375   $7,718,750     $2,277.03
      ======================================================================


          (1) Calculated in accordance with Rule 457(h) of the General Rules and Regulations under the Securities Act of 1933.

      =====================================================================

                                        PART I


                 INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



          ITEM 1

             Plan Information*


          ITEM 2

             Registrant Information and Employee Plan Annual Information*








          -----------------
          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          ITEM 3  INCORPORATION OF DOCUMENTS BY REFERENCE
                  ---------------------------------------

             The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in the Registration Statement.

             1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1996;

             2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 1997;

             3) The description of the Common Stock which is contained in the Registrant's Form 8-A, filed on January 24, 1997 under Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

             All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

          ITEM 4  DESCRIPTION OF SECURITIES
                  -------------------------

             Not applicable.


          ITEM 5  INTERESTS OF NAMED EXPERTS AND COUNSELS
                  ---------------------------------------

             Not applicable.


          ITEM 6  INDEMNIFICATION OF DIRECTORS AND OFFICERS
                  -----------------------------------------

          ARTICLE IX OF THE CERTIFICATE OF INCORPORATION PROVIDES THAT:

             "The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the corporation to procure judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, in accordance with and to the full extent permitted by statute. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under this Certificate of Incorporation or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

          ARTICLE X OF THE COMPANY'S BY-LAWS PROVIDES THAT:

             "Any person made or threatened to be made a party to or involved in any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter, "proceeding") by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, loss and liability (including, without limitation, judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees), actually and necessarily incurred or suffered by him in connection with the defense of or as a result of such proceeding, or in connection with any appeal therein. The Corporation shall have the power to purchase and maintain insurance for the indemnification of such directors, officers and employees to the full extent permitted under the laws of the State of Delaware from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights of indemnification to which such director, officer or employee may be entitled.

             The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided,
                                                          --------
          however, that if the General Corporation Law of the State of
          -------
          Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which services were or are rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this By-Law or otherwise."

          STATUTORY:

             Generally, DGCL Section 145 authorizes Delaware corporations, under certain circumstances, to indemnify their officers and directors against all expenses and liabilities (including attorneys' fees) incurred by them as a result of any suit brought against them in their capacity as a director or an officer, if they acted in good faith and in manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may also be indemnified against expenses incurred in connection with a suit by or in the right of the corporation if such director or officer acted in good faith and in a manner reasonably believed by him to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.


          ITEM 7  EXEMPTION FROM REGISTRATION CLAIMED
                  -----------------------------------

             Not applicable.

          ITEM 8  EXHIBITS
                  --------

             The following Exhibits are filed as part of this Registration
          Statement:

             4(a) The 1996 Stock Option and Performance Award Plan. Incorporated by reference to Exhibit 10.9 to Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-15477)

              5     Opinion of Reid & Priest LLP.

             23(a)  Consent of BDO Seidman, LLP.

             23(b)  Consent of Ferro, Berdon & Company, L.L.P.

             23(c)  Consent of Reid & Priest LLP (included in Exhibit 5).

             24     Power of Attorney (see page II-5).

          ITEM 9  UNDERTAKINGS
                  ------------

          A)   The undersigned Registrant hereby undertakes:

             (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

               iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (A)(l)(i) and (A)(l)(ii),
               --------  -------
               above, do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


             (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

             (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES



             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the Town of West Nyack, State of New York on January 16, 1998.


                                                GENERAL BEARING CORPORATION



                                             By:    /s/  David L. Gussack
                                                  -----------------------
                                                  David L. Gussack
                                                  President
                                                  (Principal Executive
                                                    Officer)





                                  POWER OF ATTORNEY



             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Gussack and John E. Stein, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933 , this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                          DATE



             /s/ Seymour I. Gussack                January 16, 1998
           -----------------------------
           Seymour I. Gussack
           Chairman of the Board of
           Directors



             /s/ David L. Gussack                  January 16, 1998
           -----------------------------
           David L. Gussack
           Director
           President



             /s/ Christopher Moore                 January 16, 1998
           -----------------------------
           Christopher Moore
           Vice President/Finance
           (Principal Financial and
           Accounting Officer)



             /s/ Jerome Johnson                    January 16, 1998
           -----------------------------
           Jerome Johnson
           Director



             /s/ Robert E. Baruc                   January 16, 1998
           -----------------------------
           Robert E. Baruc
           Director



             /s/ Nina M. Gussack                   January 16, 1998
           -----------------------------
           Nina M. Gussack
           Director

                                  EXHIBIT INDEX


          Exhibit          Description
          -------          -----------

            5          Opinion of Reid & Priest LLP.

           23(a)       Consent of BDO Seidman, LLP.

           23(b)       Consent of Ferro, Berdon & Company, L.L.P.

           23(c)       Consent of Reid & Priest LLP (included in Exhibit 5).

           24          Power of Attorney (see page II-5).